SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Filed by the Registrant (X)
     Filed by a Party other than the Registrant ( )
     Check the appropriate box:
     ( ) Preliminary Proxy Statement          ( )  Confidential, for Use of the
                                                   Commission Only
                                                   (as permitted by Rule
                                                   14a-6(e)(2))
     (X)   Definitive Proxy Statement
     ( )   Definitive Additional Materials
     ( )   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         POWER CONTROL TECHNOLOGIES INC.
                (Name of Registrant as Specified in Its Charter)

     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

     Payment of Filing Fee (Check the appropriate box):
        (X)    No fee required.
        ( ) Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
        (1) Title of each class of securities to which transaction applies:

        (2)    Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        (4)    Proposed maximum aggregate value of transaction:

        (5)    Total fee paid:

        ( )    Fee paid previously with preliminary materials.

        ( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

        (1)    Amount Previously Paid:

        (2)    Form, Schedule or Registration Statement No.:

        (3)    Filing Party:

        (4)    Date Filed:



                                       April 8, 1997

          To Our Stockholders:

             You are cordially invited to attend the 1997 Annual Meeting of Stockholders of Power Control Technologies Inc. to be held at The St. Regis Hotel, 2 East 55th Street, New York, New York, on Thursday, May 15, 1997, at 9:30 a.m. local time.

             The business of the meeting will be to elect directors, approve an amendment to the Company's Restated Certificate of Incorporation to adopt a new corporate name, approve the Power Control Technologies Inc. 1997 Stock Option Plan, approve the Performance Bonus Plan and ratify the selection of independent auditors for 1997. Information on each of these matters can be found in the accompanying Proxy Statement.

             While stockholders may exercise their right to vote their shares in person, we recognize that many stockholders may not be able to attend the Annual Meeting. Accordingly, we have enclosed a proxy which will enable you to vote your shares on the issues to be considered at the Annual Meeting even if you are unable to attend. If you desire to vote in accordance with management's recommendations, you need only sign, date and return the proxy in the enclosed postage-paid envelope to record your vote. Otherwise, please mark the proxy to indicate your vote; date and sign the proxy; and return it in the enclosed postage-paid envelope as soon as conveniently possible.

                                        Sincerely,

                                        Theo W. Folz
                                        Chief Executive Officer



                        POWER CONTROL TECHNOLOGIES INC.
                              35 EAST 62ND STREET
                          NEW YORK, NEW YORK  10021

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

          To the Stockholders of
          Power Control Technologies Inc.:

             Notice is hereby given that the Annual Meeting of Stockholders of Power Control Technologies Inc., a Delaware corporation (the "Company"), will be held on the 15th day of May 1997 at 9:30 a.m., local time, at The St. Regis Hotel, 2 East 55th Street, New York, New York, for the following purposes:

             1. To re-elect three members of the Company's Board of Directors to serve until the annual meeting in 2000 and until such directors' successors are duly elected and shall have qualified.

             2. To ratify the selection of Ernst & Young LLP as the Company's independent auditors for 1997.

             3. To approve the proposed amendment to the Company's Restated Certificate of Incorporation to change the name of the Company to "M & F
                    Worldwide Corp."

             4.     To approve the adoption of the Company's 1997
                    Stock Option Plan.

             5.     To approve the adoption of the Company's
                    Performance Bonus Plan.

             6. To transact such other business as may properly come before the Annual Meeting or at any adjournments or postponements thereof.

             A Proxy Statement describing the matters to be considered at the Annual Meeting is attached to this notice. Only stockholders of record at the close of business on March 20, 1997 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof. A list of stockholders entitled to vote at the Annual Meeting will be located at the offices of the Company at 625 Madison Avenue, New York, New York 10022, at least ten days prior to the Annual Meeting and will also be available for inspection at the Annual Meeting.

             To ensure that your vote will be counted, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed prepaid envelope, whether or not you plan to attend the Annual Meeting. Since proxies may be revoked at any time, any stockholder attending the Annual Meeting may vote in person even if that stockholder has returned a proxy.

                                   By Order of the Board of Directors

                                   Power Control Technologies Inc.

          April 8, 1997

               PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING
                PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.
                 THIS WILL ENSURE THAT YOUR SHARES ARE VOTED
                       IN ACCORDANCE WITH YOUR WISHES.


                       POWER CONTROL TECHNOLOGIES INC.

                               PROXY STATEMENT
                        ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MAY 15, 1997

             This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors (the "Board of Directors") of Power Control Technologies Inc., a Delaware corporation (the "Company"), of proxies to be voted at the 1997 Annual Meeting of Stockholders to be held on the 15th day of May 1997 at 9:30 a.m., local time, at The St. Regis Hotel, 2 East 55th Street, New York, New York, and at any adjournments or postponements thereof (the "Annual Meeting"). This Proxy Statement and the enclosed proxy are first being sent to stockholders on or about April 9, 1997.

             At the Annual Meeting, the Company's stockholders will be asked (1) to re-elect the following persons as Directors of the Company until the Company's annual meeting in 2000 and until such Directors' successors are duly elected and shall have qualified: Howard Gittis, J. Eric Hanson and Paul M. Meister; (2) to ratify the selection of Ernst & Young LLP as the Company's independent auditors for 1997; (3) to approve the proposed amendment to the Company's Restated Certificate of Incorporation to change the name of the Company; (4) to approve the adoption of the Company's 1997 Stock Option Plan (the "1997 Plan"); (5) to approve the adoption of the Company's Performance Bonus Plan; and (6) to transact such other business as may properly come before the Annual Meeting or at any adjournments or postponements thereof.

             The principal executive offices of the Company are located at 35 East 62nd Street, New York, New York 10021 and the telephone number is 212-572-8600.

          SOLICITATION AND VOTING OF PROXIES; REVOCATION

             All proxies duly executed and received by the Company will be voted on all matters presented at the Annual Meeting in accordance with the instructions given therein by the person executing such proxy or, in the absence of such instructions, will be voted FOR the election to the Board of Directors of the three nominees for Director identified in this Proxy Statement, the ratification of Ernst & Young LLP as the Company's auditors, the approval of the proposed amendment to the Company's Restated Certificate of Incorporation to change the name of the Company, the approval and adoption of the 1997 Plan and the approval and adoption of the Performance Bonus Plan. The submission of a signed proxy will not affect a stockholder's right to attend, or vote in person at, the Annual Meeting. Any stockholder may revoke his or her proxy at any time before it is voted by written notice to such effect received by the Company at 35 East 62nd Street, New York, New York 10021, Attention: Secretary, by delivery of a subsequently dated proxy or by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).

             The accompanying form of proxy is being solicited on behalf of the Board of Directors. The solicitation of proxies may be made by mail and may also be made by personal interview, telephone and facsimile transmission, and by directors, officers and regular employees of the Company without special compensation therefor. The Company will bear the costs incurred in connection with the solicitation of proxies and expects to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners.

          RECORD DATE; OUTSTANDING SHARES; VOTING AT THE ANNUAL MEETING

             Only holders of record of the Company's common stock, par value $0.01 (the "Common Stock"), at the close of business on March 20, 1997 (the "Record Date") were entitled to notice of and to vote at the Annual Meeting. On that date, there were issued and outstanding 20,656,502 shares of Common Stock, each of which is entitled to one vote. The presence, in person or by properly executed proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Any stockholder present (including broker non-votes) at the Annual Meeting but who abstains from voting shall be counted for purposes of determining whether a quorum exists. With respect to all matters considered at the Annual Meeting (other than the election of directors), an abstention (or broker non-
          vote) has the same effect as a vote against the proposal. Abstentions from voting on the election of directors (including broker non-votes) will have no effect on the outcome of the vote. The holder of the outstanding shares of the Company's Series A 8% Convertible Redeemable Preferred Stock (the "Series A Preferred Stock") does not have the right to vote such Series A Preferred Stock or the Common Stock into which it may be converted at the Annual Meeting.

             The affirmative vote of the holders of at least a majority of the shares of Common Stock outstanding and entitled to vote is required to approve the proposed amendment to the Company's Restated Certificate of Incorporation to change the name of the Company. The affirmative vote of the holders of at least a majority of the votes cast at the Annual Meeting by the holders present or represented by proxy and entitled to vote is required to approve and adopt the 1997 Plan and the Performance Bonus Plan and to ratify the appointment of Ernst & Young LLP. The affirmative vote of the holders of a plurality of the votes cast is required to re-elect the director nominees.

             Mafco Consolidated Group Inc. ("Mafco Consolidated"), which beneficially owns 5,939,400 shares or approximately 28.8% of the outstanding Common Stock as of the Record Date (excluding shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock owned by Mafco Consolidated, which were not outstanding or entitled to vote as of the Record Date), has informed the Company of its intention to vote its shares of Common Stock FOR each of the matters to be acted on at the Annual Meeting (collectively, the "Proposals"). Based on the foregoing, the affirmative vote of the holders of only 4,388,852 additional shares of Common Stock (representing approximately 21.2% of the shares of Common Stock currently outstanding) would be required to approve the proposed amendment to the Company's Restated Certificate of Incorporation to change the name of the Company. If any holders of Common Stock do not cast votes at the Annual Meeting as to the other Proposals, approval of such other Proposals will require the affirmative vote of the holders of fewer than 4,388,852 shares of Common Stock.

                      PROPOSAL 1 - ELECTION OF DIRECTORS

             The Board of Directors consists of Ronald O. Perelman, Jaymie A. Durnan, Theo W. Folz, Howard Gittis, J. Eric Hanson, Lance Liebman, Paul M. Meister, James G. Roche and Bruce Slovin. The Company's Restated Certificate of Incorporation and By-Laws provide that the Board of Directors shall be divided as evenly as possible into three classes.

             The Board of Directors has nominated Messrs. Gittis, Hanson and Meister for re-election as Directors at the Annual Meeting to serve until the annual meeting in 2000. Messrs. Gittis, Hanson and Meister are currently members of the Board of Directors whose terms expire at the Annual Meeting and, except as herein stated, the proxies solicited hereby will be voted FOR their election. The Board of Directors has been informed that Messrs. Gittis, Hanson and Meister are willing to serve as Directors, but if any of them should decline or be unable to act as a Director, the individuals named in the proxies will vote for the election of such other person or persons as they, in their discretion, may choose. The Board of Directors has no reason to believe that any such nominees will be unable or unwilling to serve.

             Directors of the Company will be elected by a plurality vote of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting. Under applicable Delaware law, in tabulating the votes, abstentions from voting on the election of Directors (including broker non-votes) will be disregarded and have no effect on the outcome of the vote.

             THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
          VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED
          HEREIN FOR DIRECTOR.

          DIRECTORS AND DIRECTOR NOMINEES

             The name, age (as of March 21, 1997), principal occupation for the last five years, selected biographical information and period of service as a Director of the Company of each Director and Director nominee are set forth hereafter.

             RONALD O. PERELMAN (54) has been Chairman of the Board of Directors and a Director of the Company since 1995 and has been Chairman of the Board of Directors and Chief Executive Officer of Mafco Holdings Inc. ("Holdings") and MacAndrews & Forbes Holdings Inc. ("MacAndrews Holdings"), a diversified holding company, and various affiliates since 1980. Mr. Perelman is also Chairman of the Board of Directors of Andrews Group Incorporated ("Andrews Group"), Consolidated Cigar Holdings Inc. ("Cigar Holdings"), Mafco Consolidated, and Meridian Sports Incorporated ("Meridian"), and Mr. Perelman is the Chairman of the Executive Committees of the Boards of Marvel Entertainment Group, Inc. ("Marvel"), Revlon Consumer Products Corporation ("Revlon Products") and Revlon, Inc. ("Revlon"). Mr. Perelman is also a Director of the following corporations which file reports pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"): Andrews Group, The Coleman Company, Inc. ("Coleman"), Coleman Holdings Inc. ("Coleman Holdings"), Coleman Worldwide Corporation ("Coleman Worldwide"), Cigar Holdings, Consolidated Cigar Corporation ("Cigar Corp."), California Federal Bank, A Federal Savings Bank ("CalFed"), First Nationwide Holdings Inc. ("First Nationwide Holdings"), First Nationwide (Parent) Holdings Inc. ("First Nationwide Parent"), Mafco Consolidated, Marvel, Marvel Holdings Inc. ("Marvel Holdings"), Marvel III Holdings Inc. ("Marvel III"), Marvel (Parent) Holdings Inc. ("Marvel Parent"), Meridian, Pneumo Abex Corporation ("Pneumo Abex"), Revlon Worldwide Corporation ("Revlon Worldwide"), Revlon, Revlon Products and Toy Biz, Inc. Mr. Perelman's term as a Director of the Company expires in 1998. (On December 27, 1996, Marvel Holdings, Marvel Parent, Marvel III and Marvel and several of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code.)

             JAYMIE A. DURNAN (43) has been a Director of the Company since 1995 and has been Vice President of Holdings and MacAndrews Holdings, a diversified holding company, since 1992 and Special Counsel to the Chairman of MacAndrews Holdings since 1995. Mr. Durnan was an attorney with the law firm of Marks & Murasi from 1990 through 1992 and a United States Naval officer from 1975 to 1990. Mr. Durnan's term as a Director of the Company expires in 1999.

             THEO W. FOLZ (53) was appointed a Director, President and Chief Executive Officer of the Company in 1996. Mr. Folz has been a Director, President and Chief Executive Officer of the Tobacco Products Group of Mafco Consolidated since 1996 and Vice Chairman and Chief Executive Officer of the flavors business now being conducted by Pneumo Abex (the "Flavors Business") since 1995. Mr. Folz has been President, Chief Executive Officer and a Director of Cigar Holdings since 1996, and President, Chief Executive Officer and a Director of Cigar Corp. since 1984. Mr. Folz's term as a Director of the Company expires in 1998.

             HOWARD GITTIS (63) has been a Director of the Company since 1995 and Vice Chairman of Holdings and MacAndrews Holdings, a diversified holding company, and various affiliates since 1985. Mr. Gittis is a Director of the following corporations which file reports pursuant to the Exchange Act: Andrews Group, CalFed, Cigar Corp., Cigar Holdings, First Nationwide Holdings, First Nationwide Parent, Mafco Consolidated, Pneumo Abex, Revlon Worldwide, Revlon, Revlon Products, Jones Apparel Group, Inc., Loral Space & Communications Ltd. and Rutherford-Moran Oil Corporation.

             J. ERIC HANSON (50) has been a Director of the Company since 1995 and Executive Vice President-Finance and Administration of the Company since 1997. Mr. Hanson has been Senior Vice President of Holdings and MacAndrews Holdings, a diversified holding company, and various affiliates since 1994 and was Vice President of Holdings from 1993 to 1994. Mr. Hanson was President of Edina Group Inc., a private investment firm, from 1992 to 1993 and prior to 1992 served in various positions culminating in his appointment as Chief Executive Officer of Ground Round Restaurants, Inc. Mr. Hanson is also a Director of Meridian which files reports pursuant to the Exchange Act.

             LANCE LIEBMAN (55) has been a Director of the Company since 1995. Professor Liebman has been Lucy G. Moses Professor of Law at Columbia Law School since 1991 and was Dean of Columbia Law School from 1991 to 1996. From 1976 to 1991, Professor Liebman was Professor of Law at Harvard Law School and from 1981 to 1984 also held the position of Associate Dean. Professor Liebman is a Director of Greater New York Insurance Co. and a Trustee of National Income Realty Trust, a real estate investment trust. Professor Liebman's term as a Director of the Company expires in 1999.

             PAUL M. MEISTER (44) has been a Director of the Company since 1995. Mr. Meister was Senior Vice President of Abex, Inc. (diversified manufacturing) from 1992 to 1995 and Managing Director-Chief Financial Officer of The Henley Group Inc. (diversified manufacturing), from prior to 1990 to 1992. Mr. Meister has been Senior Vice President-Chief Financial Officer of Fisher Scientific International, Inc. (scientific instruments, equipment and supplies) since 1991. Mr. Meister is also a Director of the following corporations which file reports pursuant to the Exchange Act: General Chemical Group, Inc., Minerals Technologies, Inc. and Wheelabrator Technologies, Inc.

             JAMES G. ROCHE (57) has been a Director of the Company since 1995. Dr. Roche has been Corporate Vice President and General Manager, Electronic Sensors and Systems Division of Northrop Grumman Corporation, a maker of aircraft, electronic systems and unmanned vehicles and a provider of information services, since 1996 and was Chief Advanced Development, Planning and Public Affairs Officer of Northrop Corporation from 1993 to 1996 and Corporate Vice President and Chief Advanced Development and Planning Officer of Northrop Corporation from 1992. Dr. Roche was Corporate Vice President and Assistant to the Chairman, President and Chief Executive Officer of Northrop Corporation from prior to 1991 to 1992. Dr. Roche's term as a Director of the Company expires in 1999.

             BRUCE SLOVIN (61) has been a Director of the Company since 1995 and the President of Holdings and MacAndrews Holdings, a diversified holding company, and various affiliates since 1982. Mr. Slovin is a Director of the following corporations which file reports pursuant to the Exchange Act: Andrews Group, Cantel Industries, Inc., Coleman, Coleman Holdings, Coleman Worldwide, Meridian, Continental Health Affiliates, Inc. Infu-Tech, Inc. and Oak Hill Sportswear Corporation. Mr. Slovin's term as a Director of the Company expires in 1998.

          BOARD OF DIRECTORS AND ITS COMMITTEES

             The Board of Directors has an Executive Committee, an Audit Committee and a Compensation Committee.

             The Executive Committee consists of Messrs. Perelman, Gittis and Slovin. The Executive Committee may exercise all of the powers and authority of the Board of Directors, except as otherwise provided under the Delaware General Corporation Law. The Audit Committee, consisting of Messrs. Meister and Liebman and Dr. Roche, makes recommendations to the Board of Directors regarding the engagement of the Company's independent auditors, reviews the plan, scope and results of the audit, reviews with the auditors and management the Company's policies and procedures with respect to internal accounting and financial controls and reviews changes in accounting policy and the scope of the non-audit services which may be performed by the Company's independent auditors. The Compensation Committee, consisting of Messrs. Gittis and Liebman and Dr. Roche, makes recommendations to the Board of Directors regarding compensation, benefits and incentive arrangements for officers and other key managerial employees of the Company. The Compensation Committee may consider and recommend awards of options to purchase shares of Common Stock pursuant to the Company's 1997 Plan.

             During 1996, the Board of Directors acted four times by unanimous written consent and held four meetings. During 1996, the Executive Committee acted 15 times by unanimous written consent. The Compensation Committee held four meetings and the Audit Committee held three meetings during 1996.

          COMPENSATION OF DIRECTORS

             Directors who are not currently receiving compensation as officers or employees of the Company or any of its affiliates are paid an annual $25,000 retainer fee, payable in monthly installments, plus reasonable out-of-pocket expenses and a fee of $1,000 for each meeting of the Board of Directors or any committee thereof they attend.

          EXECUTIVE OFFICERS

             The following table sets forth as of the date hereof the executive officers of the Company and executives of its operating subsidiary, Pneumo Abex, which does business under the name Mafco Worldwide Corporation ("Mafco Worldwide").

          NAME                               POSITION

          Ronald O. Perelman     Chairman of the Board and Director
          Theo W. Folz           President, Chief Executive Officer and Director
          Irwin Engelman         Executive Vice President and Chief
                                   Financial Officer
          Barry F. Schwartz      Executive Vice President and General Counsel
          J. Eric Hanson         Executive Vice President-Finance and
                                   Administration and Director
          Stephen G. Taub        President and Chief Operating
                                   Officer of Mafco Worldwide
          Pramathesh S. Vora     Senior Vice President of Mafco Worldwide
          Peter W. Grace         Senior Vice President-Finance of
                                   Mafco Worldwide

             For biographical information about Messrs. Perelman, Folz and Hanson, see "Directors and Director Nominees."

             Irwin Engelman (62) has been Executive Vice President and Chief Financial Officer since 1996 and Executive Vice President, Chief Financial Officer and Director of Holdings and MacAndrews Holdings, diversified holding companies, and various affiliates since 1992. Mr. Engelman was Executive Vice President and Chief Financial Officer of GAF Corporation, a specialty chemical and building materials company, from 1990 to 1992. Mr. Engelman is also a Director of CalFed and Revlon Products. (On December 27, 1996, Marvel Holdings, Marvel Parent and Marvel III, of which Mr. Engelman is an executive officer, filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code.)

             Barry F. Schwartz (47) has been Executive Vice President and General Counsel of the Company since 1996 and Executive Vice President and General Counsel of Holdings and MacAndrews Holdings, a diversified holding company, and various affiliates since 1993 and was Senior Vice President of Holdings and MacAndrews Holdings from 1989 to 1993. (On December 27, 1996, Marvel Holdings, Marvel Parent and Marvel III, of which Mr. Schwartz is an executive officer, filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code.)

             Stephen G. Taub (45) has been President and Chief Operating Officer of Mafco Worldwide since 1993. Mr. Taub was elected Senior Vice President in 1987 and his responsibilities included the manufacturing, botanical and spice operations of Mafco Worldwide, as well as product marketing to the confectionery and pharmaceutical industries in Western Europe. Mr. Taub joined Mafco Worldwide in 1975 as an Industrial Engineer and in 1982 became Vice President of Marketing.

                    Pramathesh S. Vora (50) has been Senior Vice
          President of Mafco Worldwide since 1993. Mr. Vora was elected Vice President of Research and Development, including areas of quality control and technical marketing, in 1984 and in 1986, was also given responsibility for international tobacco sales and marketing for Europe, Asia and South America. Mr. Vora joined Mafco Worldwide in 1977 as a chemical engineer, became the Research and Development Manager in 1978 and was given responsibility for Quality Control in 1982.

             Peter W. Grace (51) has been Senior Vice President-Finance of Mafco Worldwide since 1993. Mr. Grace joined Mafco Worldwide in 1978 as Controller and was elected Vice President in 1982, responsible for all domestic and international accounting, treasury and MIS functions.

          EXECUTIVE COMPENSATION

             The compensation paid to the Company's Chief Executive Officer and each of the four most highly compensated executive officers of the Company's principal operating business, which was acquired in late 1996, for all services rendered during the three years ended December 31, 1996 and the compensation paid to the Company's former Chief Executive Officer for all services rendered during the three years ended December 31, 1996 was as follows. The compensation shown includes amounts paid by Mafco Worldwide in the periods prior to its acquisition by the Company. After the sale of the Company's aerospace business in 1996, Albert D. Indelicato resigned his position as President and Chief Executive Officer.


                          SUMMARY COMPENSATION TABLE

                                                        Long-
                                                        Term
                                                        Compen-
                                                        sation
                       ANNUAL COMPENSATION              Awards

                                                        Number
                                                          of
                                                         Secu-
                                                         rities
                                                  Other   Under-     All
                                                  Annual  lying     Other
          Name and                                Compen- Options/  Compen-
          Principal             Salary    Bonus   sation  SARs      sation
          Position       Year     ($)      ($)     ($)    (#)         ($)

   Albert D. Indelicato   1996  192,708  1,000,000   0      0          0
   Chief Executive        1995  242,917    196,675   0   200,000     4,500(a)
   Officer and President  1994  213,500  1,100,000   0      0       12,603(a)

   Theo W. Folz(b)        1996  330,000    363,000   0      0          0
   Chief Executive        1995  300,000    300,000   0      0          0
   Officer and
   President

   Stephen G. Taub        1996  400,000    475,000   0      0        3,963(c)
   President and Chief    1995  370,000    475,000   0      0       10,312(c)
   Operating Officer      1994  290,000    290,000   0      0        4,748(c)

   Pramathesh S. Vora     1996  180,000    198,000   0      0        4,137(c)
   Senior Vice            1995  170,000    107,500   0      0        4,699(c)
   President              1994  140,000     84,000   0      0        4,414(c)

   Peter W. Grace         1996  158,500    174,350   0      0        4,139(c)
   Senior Vice            1995  150,000     90,000   0      0        5,219(c)
   President-Finance      1994  140,000     94,000   0      0        4,278(c)

   ________________

   (a) Represents the Company's contributions to the Savings and Profit Sharing Plan and Executive
        Retirement and Savings Program.

   (b)  Mr. Folz became Chief Executive Officer and
        President of the Company in late 1996.

   (c) Represents, in each case, 401(k) contributions of $3,000 per year with the remainder going to the Supplemental Medical and Dental Expense
        Plan benefits paid by Mafco Worldwide.



                   AGGREGATED OPTION/SAR EXERCISES IN 1996
                     AND YEAR END 1996 OPTION/SAR VALUES

               The following chart shows, for 1996, the number of stock options exercised and the 1996 year-end value of the options held by the Company's former Chief Executive Officer; the other executive officers named in the Summary Compensation Table did not hold options at any time during 1996:


                                                     Number of
                                                     Securities        Value of
                                                     Underlying       Unexercised
                                                     Unexercised      In-the-Money
                                                     Options/SARs    Options/SARs at
                         Shares                      at Year End (#)   Year End ($)
                      Acquired on       Value        Exercisable/     Exercisable/
     Name            Exercise (#)(a)   Realized ($)  Unexercisable     Unexercisable

Albert D. Indelicato         0             (a)            0                0



_________________

(a) In 1996, in connection with the sale of the aerospace business, all outstanding employee stock options were cancelled and the optionees were paid amounts in respect of such options in accordance with agreements entered into with such optionees. In 1996, in connection with the sale of the aerospace business, Mr. Indelicato received a bonus of $1,000,000 which included payment in exchange for the cancellation of Mr. Indelicato's 200,000 options.


                            COMPENSATION COMMITTEE
                       REPORT ON EXECUTIVE COMPENSATION

               The Compensation Committee of the Board of Directors (the "Compensation Committee") is comprised of Messrs. Gittis and Liebman and Dr. Roche, none of whom are officers of the Company. The Compensation Committee's duties include determination of the Company's compensation and benefit policies and practices for executive officers and key managerial employees. In accordance with rules established by the Securities and Exchange Commission (the "SEC"), the Company is required to provide certain data and information in regard to the compensation provided to the Company's Chief Executive Officer and the four other most highly compensated executive officers. The Compensation Committee has prepared the following report for inclusion in this Proxy Statement.

               Compensation Policies. The overall objectives of the Company's compensation program are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Company's business strategy, to maximize the link between executive and stockholder interests through a stock option plan and to recognize individual contributions as well as overall business results. To achieve these objectives, the Company has developed an overall compensation strategy and specific compensation plans that tie a substantial portion of an executive's compensation to performance.

               During 1996, the Company sold the assets of its aerospace business and acquired the licorice extract and flavorings business of Mafco Worldwide, its present operating business. As a result, there have been substantial changes in the Company's management. The Company's present Chief Executive Officer had been and continues to be the Chief Executive Officer of the Mafco Worldwide business.

               The key elements of the Company's compensation program consist of fixed compensation in the form of base salary, and variable compensation in the forms of annual incentive compensation and stock option awards. An executive officer's annual base salary represents the fixed component of such executive officer's total compensation, and variable compensation is intended to comprise a substantial portion of an executive's total annual compensation. The Compensation Committee's policies with respect to each of these elements, including the bases for the compensation awarded to Mr. Folz, the Company's Chief Executive Officer, are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package afforded by the Company to the individual, including pension benefits, insurance and other benefits, as well as the programs described below.

               Base Salaries. Base salaries for executive officers are determined based upon the Compensation Committee's evaluation of the responsibilities of the position held and the experience of the individual, and by reference to historical levels of salary paid by the Company and its predecessors.

               Salary adjustments are based on a periodic evaluation of the performance of the Company and each executive officer, as well as financial results of the business. The Compensation Committee takes into account the effect of corporate transactions that have been consummated during the relevant year and, where appropriate, also considers non-financial performance measures. These include increases in market share, manufacturing efficiency gains, improvements in product quality and improvements in relations with customers, suppliers and employees.

               Annual Incentive Compensation Awards. The variable compensation payable annually to executive officers (including the Chief Executive Officer) generally consists principally of annual incentive compensation awards. Annual incentive compensation is payable pursuant to contractual provisions with certain executives which provide eligibility to receive bonuses under the Company's Performance Bonus Plan determined in accordance with a formula relating to achievement of Company performance goals. The Performance Bonus Plan is described elsewhere in this Proxy Statement. Such performance goals, are based upon the Company's operating income. The annual incentive compensation earned by the executives with respect to 1996 was determined in accordance with such provisions.

               Other Incentive Compensation Awards. The other principal component of executives' compensation is stock options, which are intended as a tool to attract, provide incentive to and retain those executives who make the greatest contribution to the business, and who can have the greatest effect on the long-term profitability of the Company. The exercise price of stock options is set at a price equal to the market price of the Common Stock at the time of the grant. The options therefore do not have any value to the executive unless the market price of the Common Stock rises. The Compensation Committee believes that these stock options more closely align the executives' interests with those of its stockholders, and focus management on building profitability and long-term stockholder value.

               In 1996, in connection with the sale of the aerospace business, all outstanding employee stock options were cancelled and the optionees were paid amounts in respect of such options in accordance with agreements entered into with such optionees. As a result of the acquisition of the Mafco Worldwide business, in the beginning of 1997, option grants were made to the management and key employees of the Company under the Power Control Technologies Inc. 1995 Stock Option Plan (the "1995 Plan"). In addition, in early 1997, the Company adopted the Power Control Technologies Inc. 1997 Stock Option Plan (the "1997 Plan") so that the Company would have options available for future grants.

               Chief Executive Officer Compensation. Mr. Folz serves as Chief Executive Officer of the Company and has served as Chief Executive Officer of the Mafco Worldwide business for the past two years. Mr. Folz also serves as the Chief Executive Officer of the Company's affiliate, Consolidated Cigar Holdings Inc. Mr. Folz's level of compensation from the Company was continued at the same level as the compensation paid prior to the acquisition of the Mafco Worldwide business and, therefore, was not established by the Compensation Committee. Nonetheless, the Compensation Committee believes Mr. Folz's compensation from the Company is appropriate in light of the experience and expertise Mr. Folz brings to the position and the fact that Mr. Folz does not devote full time to his position with the Company, and considering compensation levels of Chief Executive Officers of comparable companies (including, but not limited to, companies comprising the peer group selected for the performance graph, as well as other companies of similar size with which the Compensation Committee believes the Company competes for executive talent). No specific weight is given by the Compensation Committee to any of the foregoing factors. As additional compensation and to align Mr. Folz's interest with the interests of the Company's stockholders, in early 1997 Mr. Folz also was granted options to acquire shares of the Company's Common Stock.

               Deductibility of Compensation. The Compensation Committee intends to limit executive compensation in order to ensure full deductibility of compensation in light of the limitation on the deductibility of certain compensation in excess of one million dollars under
          Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The 1995 Plan, the Performance Bonus Plan and the 1997 Plan, described elsewhere in this Proxy Statement, are designed so as to cause stock options and bonuses granted thereunder to be exempt from the limitations contained in such Section 162(m).

                                      The Compensation Committee
                                      of the Board of Directors

                                      Howard Gittis, Chairman
                                      Lance Liebman
                                      James G. Roche

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

               Howard Gittis, Lance Liebman and James G. Roche served on the Compensation Committee during 1996.

          EMPLOYMENT ARRANGEMENTS

               Certain of the executive officers of the Company's principal operating subsidiary are parties to employment agreements with Mafco Worldwide or Mafco Consolidated. The following is a description of certain terms of such agreements.

               Mr. Folz has an employment contract with Mafco Consolidated which includes compensation for his duties as Chief Executive Officer of Mafco Worldwide. The portion allocable to Mafco Worldwide is reimbursed by Mafco Worldwide and is shown in the compensation table above. Mr. Folz received no other benefits from Mafco Worldwide nor is he a participant in the Mafco Worldwide pension plans.

               Mafco Worldwide entered into an employment agreement with Mr. Taub which provides for him to be employed commencing on September 1, 1996 through December 31,
          2000. At any time on or after December 31, 1999, Mafco Worldwide will have the right to give written notice of the non-renewal of the employment term. Upon the giving of such notice, the employment term is automatically extended so that it ends twelve months after the last day of the month in which the notice was given. From and after January 1, 2001, the employment term is extended on a day-to-day basis until Mafco Worldwide gives notice of non-renewal, as described above. Mr. Taub will be paid an annual base salary of $400,000 in 1996 and $500,000 thereafter, subject to increase at the discretion of Mafco Worldwide. In addition, subject to approval by the stock-holders, Mr. Taub may earn a performance bonus of up to 150% of base salary, subject to an annual maximum of $1 million, pursuant to his participation in the Performance Bonus
          Plan as set forth in his employment agreement.  See
          Proposal 5-Approve the Adoption of the Performance Bonus Plan. In the event of a breach of the agreement by Mafco Worldwide, Mr. Taub is entitled to terminate the employment agreement; in that event or in the event that Mafco Worldwide terminates the agreement other than for cause or Mr. Taub's disability, Mr. Taub is generally entitled to receive payment of base salary and bonus and the continuation of benefits for the longer of the remaining term of the agreement or twelve months, offset by any other compensation Mr. Taub earns during this period.

               Mafco Worldwide also entered into employment agreements with Messrs. Grace and Vora which provide for each to be employed commencing on September 1, 1996, through December 31, 1999. At any time on or after December 31, 1998, Mafco Worldwide will have the right to give notice of the non-renewal of the employment term. Upon the giving of such notice the employment term is automatically extended so that it ends twelve months after the last day of the month in which the notice was given. From and after January 1, 2000 the employment term is extended on a day-to-day basis until Mafco Worldwide gives notice of non-renewal, as described above. Mr. Grace will be paid an annual base salary of not less that $158,500, subject to increase at the discretion of Mafco Worldwide. Mr. Vora will be paid an annual base salary of not less than $180,000, also subject to increase at the discretion of Mafco Worldwide. In addition, subject to approval by the stockholders, Messrs. Grace and Vora may each earn a performance bonus of up to 150% of base salary, subject to an annual maximum of $1 million, pursuant to their participation in the Performance Bonus Plan as set forth in their respective employment agreements. All such bonus payments are subject to stockholder approval of the Performance Bonus Plan. See Proposal 5-Approve the Adoption of the Performance Bonus Plan. In the event of a breach of an agreement by Mafco Worldwide, Messrs. Grace and Vora are entitled to terminate their respective employment agreements; in that event or in the event that Mafco Worldwide terminates an agreement other than for cause or disability, the executive is generally entitled to receive payment of base salary and bonus and the continuation of benefits for the longer of the remaining term of the agreement or twelve months, offset by any other compensation the executive earns during this period.

               On January 7, 1997, the Company entered into an employment agreement with Mr. Hanson which provides for him to be employed commencing January 1, 1997 through December 31, 1999. At any time on or after January 1, 1999, the Company will have the right to give written notice of the non-renewal of the employment term. Upon the giving of such notice, the employment term is automatically extended so that it ends twenty-four months after the last day of the month in which the notice was given. From and after December 31, 1999, the employment term is extended on a day-to-day basis until the Company gives notice of non-renewal, as described above. Mr. Hanson will be paid an annual base salary of not less than $491,000 through September 30, 1997, and not less than $500,000 thereafter. Mr. Hanson is also eligible for a discretionary bonus as determined by the Board of Directors. In the event of a breach of the agreement by the Company, Mr. Hanson is entitled to terminate the employment agreement; in that event or in the event that the Company terminates the agreement other than for cause or Mr. Hanson's disability, Mr. Hanson is generally entitled to receive payment of base salary and the continuation of benefits for the longer of the remaining term of the agreement or twenty-four months, offset by certain other compensation Mr. Hanson earns during the period.

          COMMON STOCK PERFORMANCE

               The Company's Common Stock commenced trading on the New York Stock Exchange (the "NYSE") on June 16, 1995. The two graphs set forth below present a comparison of cumulative stockholder return through December 31, 1996, assuming reinvestment of dividends, by an investor who invested $100 on June 16, 1995 in each of (i) the Common Stock, (ii) the S & P 500 Composite Index (the "S & P 500 Index") and (iii) a peer group composed of the companies in the Dow Jones Food Index (Graph 1) and a peer group of aerospace companies (the "Aerospace Index") (Graph 2). The two performance graphs are provided because the Company's line of business changed in 1996 from aerospace to the flavors business.

                 COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
                     COMPANY COMMON STOCK, THE S & P 500
                      INDEX AND THE DOW JONES FOOD INDEX

                             [GRAPH APPEARS HERE]


           Measurement Period                                Dow Jones
           (Fiscal Year          Company    S&P 500          Food Index
           Covered)                         Index

           Measurement Pt.       $100.00      $100.00           $100.00
                6/16/95

           FYE 12/31/95          $152.00      $116.00           $114.00

           FYE 12/31/96          $143.00      $142.00           $133.00


                 COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
                     COMPANY COMMON STOCK, THE S & P 500
                        INDEX AND THE AEROSPACE INDEX

                             [GRAPH APPEARS HERE]

           Measurement Period                                Aerospace
           (Fiscal Year          Company    S&P 500          Index (a)
           Covered)                         Index

           Measurement Pt.       $100.00      $100.00           $100.00
           6/16/95

           FYE 12/31/95          $152.00      $116.00           $118.00

           FYE 12/31/96          $143.00      $142.00           $160.00

          ______________________________

          (a) Includes Allied-Signal, BE Aerospace Inc., Curtiss-Wright Corp., Goodrich (B.F.) Company, Honeywell Inc., Moog Inc., Parker-Hannifin Corp., Precision Castparts Corp., Rohr Inc., and Sundstrand Corp.

          RETIREMENT PLANS

               Albert D. Indelicato is a participant in the Pneumo Abex Retirement Income Plan (the "PACRIP"). Under the PACRIP, Mr. Indelicato had 24 full years of credited service as of December 31, 1996 and is currently entitled to an annual retirement benefit of approximately $64,446 under such plan, expressed as a basic life annuity.

          PENSION PLAN FOR SALARIED EMPLOYEES.

               The following table sets forth information concerning the estimated annual benefits payable to Messrs. Taub, Grace and Vora under Mafco Worldwide's Defined Benefit Pension Plan (the "Salaried Pension Plan") effective as of December 31, 1990, established in replacement of a prior plan. Participants in the Salaried Pension Plan generally include participants under the prior plan and certain salaried employees who are at least age 21 and credited with at least one thousand hours of service in any Plan Year (as defined in the Salaried Pension Plan) since the date such employee commenced employment.

               Benefits to participants vest fully after five years of service and such benefits are determined primarily by a formula taking into account an average final compensation determined by averaging the three consecutive completed calendar years of greatest compensation earned during the participant's service to Mafco Worldwide and the number of years of service attained by the individual participants. Benefits are subject to the maximum limitations imposed by federal law on pension benefits. The annual limitation in 1996 was $120,000 based on a maximum allowable compensation of $150,000. Such compensation is composed primarily of regular base salary, bonus and employers contributions to qualified deferred compensation plans. Subject to certain restrictions, participants may make voluntary after-tax contributions of up to ten percent of their aggregate compensations. Any such voluntary contributions are fully vested and nonforfeitable at all times.

               Mafco Worldwide has established the Mafco Worldwide Corporation Benefit Restoration Plan (the "Restoration Plan") effective January 1, 1994 which was designed to restore retirement benefits to those employees whose eligible pension earnings were limited to $150,000 under regulations enacted by the Internal Revenue Service. The Omnibus Budget Reconciliation Act of 1993 ("OBRA '93") limited pension benefits under tax qualified plans, based on maximum compensation of $150,000, which will be adjusted annually based upon inflation. Had the enactment of OBRA '93 not limited pension benefits under tax qualified plans, the limit would have been $255,300 in 1996. The Restoration Plan was established to provide pension benefits to those employees who would have lost benefits due to the reduction in the maximum compensation allowed for the calculation of benefits under the Salaried Pension Plan. The Restoration Plan will not be funded and all other vesting and payment rules will follow the Salaried Pension Plan.

               The following table shows estimated annual benefits payable upon retirement under the Salaried Pension Plan and the Restoration Plan:


             Highest          Estimated Annual Straight Life Annuity
           Consecutive        Benefits at Retirement with Indicated
            Three Year           Years of Credited Service
             Average
           Compensation     15     20       25       30      35

            100,000      25,226  33,635   42,044  42,044  42,044
            125,000      32,726  43,635   54,544  54,544  54,544
            150,000      40,226  53,635   67,044  67,044  67,044
            175,000      47,726  63,635   79,544  79,544  79,544
            200,000      55,226  73,635   92,044  92,044  92,044
            225,000      62,726  83,635  104,544 104,544 104,544
            250,000      69,854  93,139  116,424 116,424 116,424
            300,000+     69,854  93,139  116,424 116,424 116,424

          Benefits shown above reflect the straight life annuity benefit form of payment for employees, assume normal retirement at age 65, reflect the deduction for Social Security amounts, but do not reflect the offset for the actuarial equivalent of the benefit derived from the employer contribution account in the 401(k) Plan.

               As of December 31, 1996, credited years of service for each of the following individuals were as follows:
          Mr. Taub, 21 years; Mr. Grace, 19 years; and Mr. Vora, 20 years.

          SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

               Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE. Officers, directors and greater than ten percent owners are required to furnish the Company with copies of all Forms 3, 4 and 5 they file.

               Based solely on the Company's review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file Forms 5 for a specified fiscal year, the Company believes that all its officers, Directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during 1996.

              PROPOSAL 2 - RATIFICATION OF SELECTION OF AUDITORS

               On November 25, 1996, the Company engaged Ernst & Young LLP to replace Arthur Andersen LLP as its independent auditors for the fiscal year ended December 31, 1997. The Company's decision to change independent auditors was made in connection with the Company's acquisition of the Flavors Business from Mafco Consolidated. Ernst & Young LLP has been the independent auditors for the Flavors Business since 1987 and is also the auditor for Mafco Consolidated.

               The change of auditors was approved by the Company's Board of Directors upon the recommendation of the Audit
          Committee of the Board of Directors.

               In connection with the audits of the Company's financial statements for each of the years in the two year period ended December 31, 1995, and the subsequent interim period, there have been no disagreements with Arthur Andersen LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures. The reports of Arthur Andersen LLP on the Company's financial statements for each of the years in the two year period ended December 31, 1995 did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

               The ratification of the selection of Ernst & Young LLP will require the affirmative vote of the holders of a majority of the votes cast, in person or represented by proxy, at the Annual Meeting. Under applicable Delaware law, in tabulating the votes, abstentions from voting on the ratification of the auditors (including broker non-votes) will be counted and will have the same effect as a vote against the proposal.

               Ernst & Young LLP representatives will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

               THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE FOR
          THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 1997.

              PROPOSAL 3 - APPROVE THE PROPOSED AMENDMENT TO THE
                     RESTATED CERTIFICATE OF INCORPORATION
                       CHANGING THE NAME OF THE COMPANY

               The Board of Directors has proposed and recommended an amendment (the "Amendment") to Article "FIRST" of the Company's Restated Certificate of Incorporation to read as follows:

               FIRST: The name of the corporation (hereinafter called the "Corporation") is

                            M & F  WORLDWIDE CORP.

               The officers and directors of the Company believe a change in the name of the Company is desirable to more accurately reflect its current business and its plans for the future. Significant changes have occurred at the Company in the past year; the Company sold the assets of its aerospace business and acquired the licorice extract and flavoring business of Mafco Worldwide, its present operating business. Accordingly, the officers and directors of the Company believe that changing the Company's name to "M & F Worldwide Corp." will project a more appropriate corporate identity.

               The approval of the Amendment will require the affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Under applicable Delaware law, in tabulating the votes, abstentions from voting on the approval of the Amendment (including broker non-votes) will be counted and will have the same effect as a vote against the proposal.

               THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE FOR
          THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S RESTATED
          CERTIFICATE OF INCORPORATION EFFECTING THE CORPORATE NAME
          CHANGE.

                   PROPOSAL 4 - APPROVE THE ADOPTION OF THE
            POWER CONTROL TECHNOLOGIES INC. 1997 STOCK OPTION PLAN

          DESCRIPTION OF THE 1997 PLAN

               The following is a summary of the terms of the Power Control Technologies 1997 Stock Option Plan ("1997 Plan"). Although the Company believes that the following summary describes the material terms of the 1997 Plan, such summary is qualified in its entirety by reference to the full text of the 1997 Plan, a copy of which is attached as Anbnex A to this Proxy Statement and is incorporated herein by reference.

               The Company, subject to the approval of its stockholders, has adopted the 1997 Plan. A maximum of 1,000,000 shares of Common Stock has been reserved for issuance under the 1997 Plan, subject to equitable adjustment upon the occurrence of any stock dividend, stock split, recapitalization, combination or exchange of shares.

               Unless otherwise determined by the Board of Directors of the Company, the 1997 Plan shall be administered by a committee appointed by the Board ("Compensation Committee"), which shall consist of two or more members of the Board who are "outside directors" within the meaning of Section 162(m) of the Code. The Compensation Committee may, in its discretion, delegate to a subcommittee its duties hereunder, including the grant of Options and Rights. The full Board shall also have the authority, in its discretion, to grant Options and Rights under the 1997 Plan and to administer the 1997 Plan. For all purposes under the 1997 Plan, any entity which performs the duties described herein, shall be referred to as the "Committee." The Committee shall have full authority, subject to the provisions of the 1997 Plan, among other things, to determine the persons to whom options or stock appreciation rights will be granted, to determine the exercise price of the stock options and to prescribe, amend and rescind rules and regulations relating to the 1997 Plan.

               Grants of stock options and stock appreciation rights (collectively, "Awards") may be made under the 1997 Plan to selected employees, directors (including directors who are not employees) and consultants of the Company and its present or future affiliates, in the discretion of the Committee. Stock options may be either "incentive stock options," as such term is defined in
          Section 422 of the Code, or nonqualified stock options. The exercise price of a nonqualified stock option may be above, at or below the fair market value per share of Common Stock on the date of grant; the exercise price of an incentive stock option may not be less than the fair market value per share of Common Stock on the date of grant.

               Stock appreciation rights may be granted alone or in tandem with stock options. A stock appreciation right is a right to be paid an amount equal to the excess of the fair market value of a share of Common Stock on the date the stock appreciation right is exercised over either the price per share specified in the applicable Award agreement (in case of a free standing stock appreciation right) or the exercise price of the related stock option (in case of a tandem stock appreciation right), with payment to be made in cash, Common Stock, or both as specified in the Award agreement or determined by the Committee.

               No person may be granted stock options or stock appreciation rights under the 1997 Plan in any calendar year representing an aggregate of more than 600,000 shares of Common Stock. Stock options and stock appreciation rights shall be exercisable at the times and upon the conditions that the Committee may determine, as reflected in the applicable Award agreement. The exercise period shall be determined by the Committee; provided, however, that in the case of an incentive stock option, such exercise period shall not exceed ten (10) years from the date of grant of such incentive stock option.

               Except to the extent the Committee provides otherwise, in the event that the employment of a grantee shall terminate (other than by reason of death or disability), all stock options and stock appreciation rights that are not exercisable at the time of such termination shall terminate and all stock options and stock appreciation rights that are exercisable at the time of such termination may be exercised for a period of three months immediately following such termination (but in no case after the Awards expire in accordance with their terms). Except to the extent the Committee provides otherwise, in the event that the employment of a grantee shall terminate by reason of death or disability, all stock options and stock appreciation rights that are not exercisable at the time of such termination shall terminate and all stock options and stock appreciation rights that are exercisable at the time of such termination may be exercised for a period of one year immediately following such termination (but in no case after the Awards expire in accordance with their terms).

               Except to the extent the Committee provides otherwise, Awards granted under the 1997 Plan shall not be transferable otherwise than by will or by the laws of descent and distribution. The 1997 Plan may, at any time and from time to time, be altered, amended, suspended, or terminated by the Board of Directors, in whole or in part; provided that, unless otherwise determined by the Board, an amendment that requires stockholder approval in order for the 1997 Plan to continue to comply with
          Section 162(m) of the Code or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders.
          In addition, no amendment may be made which adversely affects any of the rights of a grantee under any Award theretofore granted, without such grantee's consent.

              CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF AWARDS

               The following discussion is a brief summary of the principal United States Federal income tax consequences under current Federal income tax laws relating to Awards under the 1997 Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

               Non-Qualified Stock Options. An optionee will not recognize any taxable income upon the grant of a nonqualified stock option and the Company will not be entitled to a tax deduction with respect to the grant of a nonqualified stock option. Upon exercise, the excess of the fair market value of a share of Common Stock on the exercise date over the option exercise price will be taxable as ordinary income to the optionee and will be subject to applicable withholding taxes. The Company will generally be entitled to a tax deduction at such time in the amount of such ordinary income.

               In the event of a sale of a share of Common Stock received upon the exercise of a nonqualified stock option, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term capital gain or loss if the holding period for such Common Stock is more than one year.

               Incentive Stock Options. An optionee will not recognize any taxable income at the time of grant or timely exercise of an incentive stock option and the Company will not be entitled to a tax deduction with respect to such grant or exercise. Exercise of an incentive stock option may, however, give rise to taxable compensation income subject to applicable withholding taxes, and a tax deduction to the Company, if the incentive stock option is not exercised on a timely basis (generally, while the optionee is employed by the Company or within 90 days after termination of employment) or if the optionee subsequently engages in a "disqualifying disposition," as described below. The amount by which the fair market value of the Common Stock on the exercise date of an incentive stock option exceeds the exercise price generally will increase the optionee's "alternative minimum taxable income."

               A sale or exchange by an optionee of shares acquired upon the exercise of an incentive stock option more than one year after the transfer of the shares to such optionee and more than two years after the date of grant will result in any difference between the net sale proceeds and the exercise price being treated as long-term capital gain (or loss) to the optionee. If such sale or exchange takes place within two years after the date of grant of the incentive stock option or within one year from the date of transfer of the incentive stock option shares to the optionee, such sale or exchange will generally constitute a "disqualifying disposition" of such shares that will have the following results: any excess of (i) the lesser of (a) the fair market value of the shares at the time of exercise and (b) the amount realized on such disqualifying disposition of the shares over (ii) the option exercise price of such shares, will be ordinary income to the optionee, subject to applicable withholding taxes, and the Company will be entitled to a tax deduction in the amount of such income. Any further gain or loss after the date of exercise generally will qualify as capital gain or loss and will not result in any deduction by the Company.

               Exercise with Shares. If an optionee uses previously acquired shares of Common Stock to pay the exercise price of an option, the optionee would not ordinarily recognize any taxable income to the extent that the number of new shares of Common Stock received upon exercise of the option does not exceed the number of previously acquired shares so used. If non-recognition treatment applies to the payment for option shares with previously acquired shares, the tax basis of the option shares received without recognition of taxable income is the same as the basis of the shares surrendered as payment. In the case of an incentive stock option, if a greater number of shares of Common Stock is received upon exercise than the number of shares surrendered in payment of the option price, such excess shares will have a zero basis in the hands of the holder. Where a nonqualified stock option is being exercised, the option holder will be required to include in gross income (and the Company will be entitled to deduct) an amount equal to the fair market value of the additional shares on the date the option is exercised less any cash paid for the shares. Moreover, if the stock previously acquired by exercise of an incentive stock option is transferred in connection with the exercise of another option whether or not an incentive stock option, and if, at the time of such transfer, the stock so transferred has not been held for the holding period required in order to receive favorable treatment under the rules governing incentive stock option, then such transfer will be treated as a disqualifying disposition of the shares so transferred.

               Stock Appreciation Rights. The grant of stock appreciation rights has no federal income tax consequences at the time of grant. Upon the exercise of stock appreciation rights, the amount received (or the fair market value of the Common Stock received) is generally taxable as ordinary income, and the Company is entitled to a corresponding deduction. Upon the sale of the Company's Common Stock acquired by the exercise of stock appreciation rights, employees will recognize capital gain or loss (assuming such stock was held as a capital asset) in an amount equal to the difference between the amount realized upon such sale and the fair market value of the stock on the date that governs the determination of such employees' ordinary income.

               The approval of the adoption of the 1997 Plan will require the affirmative vote of the majority of the votes cast, in person or represented by proxy, at the Annual Meeting. Under applicable Delaware law, in tabulating the votes, abstentions from voting on the approval of adoption of the 1997 Plan (including broker non-votes) will be counted and will have the same effect as a vote against the proposal.

                    THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE FOR
               THE APPROVAL OF THE ADOPTION OF THE 1997 PLAN.

               PROPOSAL 5 - APPROVE THE ADOPTION OF THE PERFORMANCE
                                  BONUS PLAN

               Mafco Worldwide has entered into employment agreements with Messrs. Taub, Grace and Vora, each of which provides, among other things, for payment of bonuses (the "Performance Bonus Plan"), subject to approval by stockholders of the Performance Bonus Plan. Compensation payable under the Performance Bonus Plan is intended to qualify as "performance based compensation" under Section 162(m) of the Code. Under the Performance Bonus Plan, the participants are eligible to receive annual performance bonus awards based upon achievement of performance goals established by the Compensation Committee and set forth in their respective employment agreements. Performance goals under the Performance Bonus Plan are based upon the achievement of EBITDA goals set forth in the Company business plan during each calendar year. The payments under the Performance Bonus Plan may not exceed $1,000,000 with respect to any participant in any calendar year and shall not be made unless the Compensation Committee certifies that the performance goals with respect to the applicable year have been met.

               The approval of the Performance Bonus Plan will require the affirmative vote of the majority of the votes cast, in person or represented by proxy, at the Annual Meeting. Under applicable Delaware law, abstentions from voting on the approval of the adoption of the Performance Bonus Plan (including broker non-votes) will be counted and will have the same effect as a vote against the proposal.

                    THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE FOR
               THE APPROVAL OF THE ADOPTION OF THE PERFORMANCE BONUS
               PLAN.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS

               The following table sets forth as of March 1, 1997, the total number of shares of Common Stock beneficially owned, and the percent so owned, by each Director of the Company, by each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, by the officers named in the summary compensation table and by all Directors and officers (including a former executive officer) as a group. The number of shares owned are those "beneficially owned," as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares of Common Stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security, or pursuant to the automatic termination of power of attorney or revocation of trust, discretionary account or similar arrangement.

                                          Amount and Nature
                                            of Beneficial  Percent of
                                             Ownership(a)     Class

               Ronald O. Perelman(b)         8,439,400         36.4%
               35 East 62nd Street
               New York, NY  10021

               Jaymie A. Durnan                      0          *
               Theo W. Folz                          0          *
               Howard Gittis                         0          *
               J. Eric Hanson                    7,400          *
               Lance Liebman                         0          *
               Paul M. Meister                  76,402          *
               James G. Roche                        0          *
               Bruce Slovin                          0          *
               Albert D. Indelicato            175,576          *
               Stephen G. Taub                       0          *
               Pramathesh S. Vora                    0          *
               Peter W. Grace                        0          *
               All Directors and
                 executive officers          8,523,202         41.4%
                 as a group (12 persons)

               ____________________

               *   Less than 1%.

               (a) Includes Common Stock and options exercisable within 60 days.

               (b) Represents outstanding shares of Common Stock owned indirectly through Mafco Consolidated, which is 85% owned by Holdings. Holdings is wholly owned by Mr. Perelman. Of such shares of Common Stock, 2,500,000 represent shares of Common Stock issuable upon the conversion of 20,000 shares of Series A Preferred Stock owned by Mafco Consolidated. All of the shares owned are pledged to secure obligations. In addition, shares of intermediate holding companies are or may from time to time be pledged to secure obligations of Holdings or its affiliates.


                     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

               Mafco Consolidated beneficially owns 36.4% of the outstanding Common Stock of the Company (assuming conversion of the Series A Preferred Stock).

               Mafco Consolidated is 85% owned through Mafco Holdings by Ronald O. Perelman, Chairman of the Board of Directors of the Company. Mafco Holdings is a diversified holding company with interests in several industries. Through its 36% ownership, on a fully diluted basis, of the Company, Mafco Holdings is engaged in the processing of licorice and other flavors. Mafco Holdings is engaged in the cosmetics and skin care, fragrance and personal care products business through its 83% ownership of Revlon. Mafco Holdings owns 83% of Coleman, which is engaged in the manufacture and marketing of recreational outdoor products, portable generators, power-washing equipment, spas and hot tubs and 65% of Meridian Sports, a manufacturer and marketer of specialized boats and water sports equipment. Marvel, a youth entertainment company, is 80% owned by Mafco Holdings. Mafco Holdings is also engaged in the financial services business through its 80% ownership of California Federal. The principal executive offices of Mafco Holdings are located at 35 East 62nd Street, New York, New York 10021.

           FLAVORS ACQUISITION

               On November 25, 1996, Mafco Consolidated and the Company consummated the transactions contemplated by the stock and value support rights purchase agreement, dated as of October 23, 1996 (the "Purchase Agreement"), by and among Mafco Consolidated, the Company, and PCT International Holdings Inc. ("Purchaser"), a Delaware corporation and wholly-owned subsidiary of the Company. Pursuant to the Purchase Agreement, Purchaser acquired from Mafco Consolidated, all the shares of Flavors (the "Shares") and 23,156,502 Value Support Rights (each a "VSR", and collectively, the "VSRs") issued pursuant to a Value Support Rights Agreement, dated November 25, 1996, between Mafco Consolidated and American Stock Transfer & Trust Company, as trustee. In consideration for the Shares and VSRs, Purchaser paid Mafco Consolidated cash in the amount of $180.0 million. In addition, Purchaser will pay Mafco Consolidated deferred cash payments of $3.7 million on June 30, 1997 and $3.5 million on December 31, 1997. The source of funds for such payments was, and is anticipated to be, available cash.

          TRANSFER AGREEMENT

               In connection with the merger of Abex, Inc.
          ("Abex"), currently known as Mafco Consolidated Group Inc., and a wholly owned subsidiary of Holdings (the "Abex Merger") and the related transfer (the "Transfer") to a subsidiary of Mafco Consolidated of substantially all of Abex's consolidated assets and liabilities with the remainder being retained by the Company, the Company and a subsidiary of Abex and certain other subsidiaries of Abex entered into a Transfer Agreement (the "Transfer Agreement"). The Transfer Agreement provides for appropriate transfer, indemnification and tax sharing arrangements, in a manner consistent with applicable law and existing contractual arrangements.

               The Transfer Agreement requires such subsidiary to undertake certain administrative and funding obligations with respect to certain asbestos claims and other liabilities retained by the Company. The Company will be obligated to make reimbursement for the amounts so funded only when amounts are received by the Company under related indemnification and insurance arrangements. Such administrative and funding obligations would be terminated as to asbestos products claims in the case of a bankruptcy of Pneumo Abex or the Company or of certain other events affecting the availability of coverage for such claims from third party indemnitors and insurers. The Transfer Agreement further provides for certain funding indemnification and cooperation arrangements between the Company and such subsidiary in respect of certain liabilities which may arise under the Employee Retirement Income Security Act of 1974 in respect of the sale of Abex Friction Products on November 21, 1994.

               The Transfer Agreement also provides that the Company will be reimbursed by a subsidiary of Mafco Consolidated at the end of 1995, 1996, 1997 and 1998 for amounts spent by the Company in excess of $1.5 million during each such period in connection with certain costs and expenses incurred by the Company by virtue of being a public company, such as compliance with certain Commission and stock exchange filing requirements. Such reimbursement obligation is subject to early termination in the case of certain "change in control" events affecting the Company. No such reimbursements were required to be made in 1995 and 1996,

          REGISTRATION RIGHTS AGREEMENT

               In connection with the Abex Merger, Mafco
          Consolidated and the Company entered into a Registration Rights Agreement providing Mafco Consolidated with the right to require the Company to use its best efforts to register under the Securities Act of 1933, as amended (the "Securities Act"), and the securities or blue sky laws of any jurisdiction designated by Mafco Consolidated all or a portion of the issued and outstanding Common Stock, if any, retained (the "Retained Shares") by Mafco Consolidated in the Abex Merger (as a result of the exercise of appraisal rights) or issuable upon conversion (the "Conversion Shares") of the Series A Preferred Stock (collectively, the "Registrable Shares"). Such demand rights are subject to the conditions that the Company is not required to (i) effect a demand registration in the first year following the effective time of the Abex Merger other than in respect of the Retained Shares, (ii) effect a demand registration more than once in any 12 month period, (iii) effect more than one demand registration with respect to the Retained Shares and two demand registrations with respect to the Conversion Shares, or (iv) file a registration statement during periods (not to exceed three months) (a) when the Company is contemplating a public offering, (b) when the Company is in possession of certain material non-public information, or (c) when audited financial statements are not available and their inclusion in a registration statement is required. In addition, and subject to certain conditions described in the Registration Rights Agreement, if at any time the Company proposes to register under the Securities Act an offering of Common Stock or any other class of equity securities, then Mafco Consolidated will have the right to require the Company to use its best efforts to effect the registration under the Securities Act and the securities or blue sky laws of any jurisdiction designated by Mafco Consolidated of all or a portion of the Registrable Shares as designated by Mafco Consolidated. The Company is responsible for all expenses relating to the performance of, or compliance with, the Registration Rights Agreement except that Mafco Consolidated is responsible for underwriters' discounts and selling commissions with respect to the Registrable Shares being sold.

          ACQUISITION OF LIBRA SHARES

               In connection with Mafco Consolidated's acquisition of 5,939,400 shares of Common Stock from Libra Invest & Trade Ltd., the Company and Mafco Consolidated entered into an agreement pursuant to which Mafco Consolidated agreed to certain limitations on its ability to dispose of its shares of Common Stock or Series A Preferred Stock for a period of three years in addition to the limitations contained in the Company's Restated Certificate of Incorporation. Pursuant to such agreement, the Company agreed to treat the shares so acquired as "Registrable Shares" under the Registration Rights Agreement.

               On February 5, 1996, all of the shares of Common Stock and Series A Preferred Stock owned by Mafco Consolidated were pledged to secure certain obligations. In connection with such pledge, Mafco Consolidated (i) entered into an agreement with the Company pursuant to which, among other things, the Company consented to such pledge and to any sale or other transfer of such shares which may occur upon exercise of the pledgee's rights thereunder, subject to the pledgee's agreement to abide by certain procedures intended to ensure compliance with the restrictions on transfers of shares of Common Stock contained in the Company's Restated Certificate of Incorporation and By-Laws, and (ii) assigned its rights under the Registration Rights Agreement to the pledgee.

                            ADDITIONAL INFORMATION

               The Company will make available a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and any Quarterly Reports on Form 10-Q filed thereafter, without charge, upon written request to the Secretary, Power Control Technologies Inc., 35 East 62nd Street, New York, New York 10021. Each such request must set forth a good faith representation that, as of the Record Date, March 20, 1997, the person making the request was a beneficial owner of Common Stock entitled to vote.

               In order to ensure timely delivery of such documents prior to the Annual Meeting, any request should be received by the Company promptly.

                             STOCKHOLDER PROPOSALS

               Under the rules and regulations of the SEC as currently in effect, any holder of at least $1,000 in market value of Common Stock who has held such securities for at least one year and who desires to have a proposal presented in the Company's proxy material for use in connection with the Annual Meeting of stockholders to be held in 1998 must transmit that proposal (along with his or her name, address, the number of shares of Common Stock that he or she holds of record or beneficially, the dates upon which the securities were acquired and documentary support for a claim of beneficial ownership) in writing as set forth below. Proposals of stockholders intended to be presented at the next annual meeting must be received by the Secretary, Power Control Technologies Inc., 35 East 62nd Street, New York, New York 10021, not later than November 30, 1997.

                                OTHER BUSINESS

               The Company knows of no other matters which may come before the annual meeting. However, if any such matters properly come before the meeting, the individuals named in the proxies will vote on such matters in accordance with their best judgment.

          April 8, 1997

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        POWER CONTROL TECHNOLOGIES INC.


                       POWER CONTROL TECHNOLOGIES INC.
                                 COMMON STOCK
             Proxy Solicited on Behalf of the Board of Directors
                for Annual Meeting to be held on May 15, 1997

 P
 R  The undersigned appoints Glenn P. Dickes, Joram C. Salig and Barry
 O Schwartz, and each of them, attorneys and proxies, each with X power of substitution, to vote all shares of Common Stock of Power
 Y Control Technologies Inc. ("PCT") that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of PCT to be held on Thursday, May 15, 1997 at 9:30 A.M., local time, at The St. Regis Hotel, 2 East 55th Street, New York, New York, on the proposals set forth on the reverse side hereof and on such other matters as may properly come before the meeting and any adjournments or postponements thereof.

    The proxy holders will vote the shares represented by this proxy in the manner indicated on the reverse side hereof. Unless a contrary direction is indicated, the proxy holders will vote such shares "FOR" the proposals set forth on the reverse side hereof.
    If any further matters properly come before the Annual Meeting, it is the intention of the persons named above to vote such proxies in accordance with their best judgment.

                                                               SEE REVERSE
                                                                  SIDE


      PLEASE MARK YOUR
   X  VOTES AS IN THIS
      EXAMPLE

       The Board of Directors recommends a vote FOR the following proposals.

                                                  WITHHOLD
                                                  AUTHORITY
                                                   to vote
                                     FOR           for all
                                     all           nominees
                                   nominees

  1.  To elect Howard                ( )              ( )
      Gittis, J. Eric Hanson
      and Paul M. Meister as
      directors of PCT for
      terms expiring in 2000
      and until their
      successors are duly
      elected and qualified.
      WITHHOLD for the
      following only: (Write
      the name of the
      nominee(s) in the space
      below)

                                     FOR     AGAINST  ABSTAIN
  2.  To approve the                 ( )      ( )       ( )
      proposed amendment to the
      Company's Restated
      Certificate of
      Incorporation, as
      described in the
      accompanying Proxy
      Statement.
  3.  To approve the                  ( )      ( )      ( )
      adoption of the 1997
      Stock Option Plan, as
      described in the
      accompanying Proxy
      Statement.
  4.  To approve the                   ( )      ( )     ( )
      adoption of the
      Performance Bonus Plan,
      as described in the
      accompanying Proxy
      Statement.
  5.  To ratify the                    ( )      ( )      ( )
      appointment of Ernst &
      Young LLP as independent
      certified public
      accountants of PCT for
      the fiscal year ending
      December 31, 1997.
  6.  To transact such                 ( )       ( )     ( )
      other business as may
      properly come before the
      Annual Meeting and any
      adjournments or
      postponements thereof.


  SIGNATURE __________________________ DATE _______________________


  NOTE:     Please sign exactly as
            name appears hereon.  If
            a joint account, each owner
            must sign.  If signing for a
            corporation or partnership or
            as agent, attorney or fiduciary,
            indicate the capacity in which
            you are signing.





                                                       ANNEX A


                       POWER CONTROL TECHNOLOGIES INC.
                            1997 STOCK OPTION PLAN

          1.   PURPOSE

               This Power Control Technologies Inc. 1997 Stock Option Plan (the "Plan") is intended to encourage stock ownership by employees, directors and consultants of Power Control Technologies Inc. (the "Company") and Affiliate Corporations (as defined in Section 2(a)), so that they may acquire or increase their proprietary interest in the Company, and to encourage such employees, directors and consultants to remain in the employ or service of the Company and to put forth maximum efforts for the success of the business of the Company. It is further intended that options granted pursuant to Section 6 of the Plan shall constitute "incentive stock options" ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder (the "Code"), and options granted pursuant to Section 7 of the Plan shall constitute "nonqualified stock options" ("Nonqualified Stock Options"). Stock appreciation rights ("Rights") related to stock options granted under the Plan ("Options"), and Rights that are not related to Options, may be granted under the Plan, as hereinafter set forth.

          2.   DEFINITIONS

               As used in the Plan, the following words and phrases shall have the meanings indicated:

               (a)  "Affiliate Corporation" shall mean any
          corporation, directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Company.

               (b) "Disability" shall mean an Optionee's inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

               (c)  "Fair Market Value" per share as of a
          particular date shall mean (i) the closing price per share of Common Stock (as defined in Section 5) on a national securities exchange or on the NASDAQ stock market for the last preceding date on which there was a sale of Common Stock on such exchange, or (ii) if the shares of Common Stock are then traded on any other over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market for the last preceding date on which there was a sale of Common Stock in such market or (iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee in its discretion may determine.

               (d) "Parent Corporation" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of granting an Option, each of such corporations (other than the Company) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

               (e)  "Subsidiary Corporation" shall mean any
          corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting an Option, each of such corporations (other than the last corporation in an unbroken chain) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

               (f)  "Ten Percent Stockholder" shall mean an
          Optionee who, at the time an Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Parent or Subsidiary Corporations.

          3.   ADMINISTRATION

               Unless otherwise determined by the Board of Directors of the Company (the "Board"), the Plan shall be administered by a committee appointed by the Board ("Compensation Committee"), which shall consist of two or more members of the Board who are "outside directors" within the meaning of section 162(m) of the Code. The Compensation Committee may, in its discretion, delegate to a subcommittee its duties hereunder, including the grant of Options and Rights. The full Board shall also have the authority, in its discretion, to grant Options and Rights under the Plan and to administer the Plan.
          For all purposes under the Plan, any entity which performs the duties described herein, shall be referred to as the "Committee."

               The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options and Rights; to determine which Options shall constitute Incentive Stock Options and which Options shall constitute Nonqualified Stock Options; to determine which Options, if any, shall be accompanied by Rights; to determine the purchase price of the shares of Common Stock covered by each Option (the "Option Price"); to determine the persons to whom, and the time or times at which, Options shall be granted; to determine the number of shares to be covered by each Option; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Option Agreements and Award Agreements (which need not be identical) entered into in connection with Options and Rights granted under the Plan; and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan.

               No member of the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option or Right granted hereunder.

          4.   ELIGIBILITY

               Options or Rights, or both, may be granted to key employees (including, without limitation, officers) and directors (whether or not such directors are employees) of, or consultants to, the Company or its present or future Affiliate Corporations, except that Incentive Stock Options shall be granted only to individuals who, on the date of such grant, are employees of the Company or a Parent Corporation or a Subsidiary Corporation. In determining the persons to whom Options and Rights shall be granted and the number of shares to be covered by each Option and any Rights, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan. A person to whom an Option or a Right has been granted hereunder is sometimes referred to herein as an "Optionee."

               An Optionee shall be eligible to receive more than one grant of an Option or Rights during the term of the Plan, but only on the terms and subject to the restrictions hereinafter set forth.

          5.   STOCK

               The stock subject to Options and Rights hereunder shall be shares of the Company's common stock, par value $0.01 per share ("Common Stock"). Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or that may be reacquired by the Company. The aggregate number of shares of Common Stock with respect to which Options and Rights may be granted from time to time under the Stock Plan shall not exceed 1,000,000. No person may be granted Options or Rights under the Plan during any calendar year with respect to more than 600,000 shares of Common Stock. The limitations established by the preceding two sentences shall be subject to adjustment as provided in Section 8(h).

          6.   INCENTIVE STOCK OPTIONS

               Options granted pursuant to this Section 6 are intended to constitute Incentive Stock Options and shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified in Section 8.

               (a) Value of Shares. The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Common Stock with respect to which Options granted under the Plan and all other option plans of the Company, any Parent Corporation and any Subsidiary Corporation become exercisable for the first time by an Optionee during any calendar year shall not exceed $100,000.

               (b) Ten Percent Stockholder. In the case of an Incentive Stock Option granted to a Ten Percent Stockholder, (i) the Option Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the date of grant of such Incentive Stock Option, and (ii) the exercise period shall not exceed five (5) years from the date of grant of such Incentive Stock Option.

          7.   NONQUALIFIED STOCK OPTIONS

               Options granted pursuant to this Section 7 are intended to constitute Nonqualified Stock Options and shall be subject only to the general terms and conditions specified in Section 8.

          8.   TERMS AND CONDITIONS OF OPTIONS

               Each Option granted pursuant to the Plan shall be evidenced by a written stock option agreement ("Option Agreement") between the Company and the Optionee, which shall comply with and be subject to the following terms and conditions:

               (a) Number of Shares. Each Option Agreement shall state the number of shares of Common Stock to which the Option relates.

               (b) Option Price. Each Option Agreement shall state the Option Price per share of Common Stock, which, in the case of Incentive Stock Options, shall be not less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant of the Option. The Option Price shall be subject to adjustment as provided in Section 8(h).

               (c) Medium and Time of Payment. The Option Price shall be paid in full, at the time of exercise, in cash or in shares of Common Stock having a Fair Market Value equal to the Option Price or in a combination of cash and such shares, and may be effected in whole or in part with monies borrowed from the Company pursuant to repayment terms and conditions as shall be determined from time to time by the Committee, in its discretion, separately with respect to each exercise of Options and each Optionee; provided, however, that each such method and time for payment and each such borrowing and terms and conditions of security, if any, and repayment shall be permitted by and be in compliance with applicable law.

               (d) Term and Exercise of Options. Options shall be exercisable over the exercise period as and at the times and upon the conditions that the Committee may determine, as reflected in the Option Agreement; provided, however, that the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. The exercise period shall be determined by the Committee; provided, however, that in the case of an Incentive Stock Option, such exercise period shall not exceed ten (10) years from the date of grant of such Incentive Stock Option. The exercise period shall be subject to earlier termination as provided in Section 8(e) and 8(f). An Option may be exercised, as to any or all full shares of Common Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Company; provided, however, that an Option may not be exercised at any time as to fewer than 100 shares (or such number as to which the Option is then exercisable if such number of shares is less than 100).

               (e) Termination of Employment or Service. Except as provided in this Section 8(e) and in Section 8(f), an Option may not be exercised unless the Optionee is then in the employ of, or a director of, or a consultant to
          (1) the Company, (2) an Affiliate Corporation or (3) a corporation issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies or a Parent Corporation or Subsidiary Corporation of the corporation described in clauses (1), (2) or (3) above in this Section 8(e) (any such corporation, an "Employer") and unless the Optionee has remained continuously employed or in service with an Employer since the date of grant of the Option. Unless otherwise determined by the Committee, in the event that the employment or service of an Optionee shall terminate other than by reason of death or Disability (and regardless of whether the Optionee is entitled to any contractual or severance payments with respect to such termination), then all Options of such Optionee that are not exercisable as of the date of such termination shall terminate as of the date of termination and all exercisable Options shall (unless earlier terminated in accordance with their terms) remain exercisable for a period of three months immediately following the date of termination and shall terminate thereafter. Nothing in the Plan or in any Option or Right granted pursuant hereto shall confer upon an individual any right to continue in the employ of, or as a director of, or a consultant to an Employer or interfere in any way with the right of an Employer to terminate such employment or service at any time.

               (f) Death or Disability of Optionee. Unless otherwise determined by the Committee, if an Optionee shall die while employed by, or a director of, or a consultant to an Employer, or if the Optionee's employment or service shall terminate by reason of Disability, then all Options of such Optionee that are not exercisable as of the date of such death or termination by reason of Disability shall terminate as of the date of such death or termination by reason of Disability and all Options that are exercisable as of such date shall (unless earlier terminated in accordance with their terms) remain exercisable for a period of one year immediately following the date of such death or termination by reason of Disability and shall terminate thereafter.

               (g)  Nontransferability of Options.   Unless
          otherwise determined by the Committee, the Options shall not be transferable otherwise than by will or by the laws of descent and distribution, and Options may be exercised, during the lifetime of the Optionee, only by the Optionee or by the guardian or legal representative of the Optionee.

               (h)  Effect of Certain Changes.

                    (1)  If there is any change in the number of
               shares of Common Stock as a result of the declaration of stock dividends, recapitalization resulting in stock splits or combinations or exchanges of such shares, the number of shares of Common Stock available for Options and Rights, the number of such shares covered by outstanding Options and Rights, and the price per share of such Options or the applicable market value of Rights shall be proportionately adjusted by the Compensation Committee to reflect any increase or decrease in the number of issued shares of Common Stock; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

                    (2)  In the event of a change in the Common
               Stock of the Company as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

                    (3)  To the extent that the foregoing
               adjustments relate to stock or securities of the Company, such adjustments shall be made by the Compensation Committee, whose determination shall be final, binding and conclusive, provided that each Incentive Stock Option granted pursuant to the Plan shall not be adjusted in a manner that causes such option to fail to continue to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

               (i) Rights as a Stockholder. An Optionee or a transferee of an Option shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of a stock certificate to him or her for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 8(h).

               (j) Other Provisions. The Option Agreements authorized under the Plan shall contain such other provisions, including, without limitation, (i) the granting of Rights, (ii) the imposition of restrictions upon the exercise of an Option and (iii) in the case of an Incentive Stock Option, the inclusion of any condition not inconsistent with such Option's qualifying as an Incentive Stock Option, as the Committee shall deem advisable.

          9.   STOCK APPRECIATION RIGHTS

               (a) Grant and Exercise. Rights may be granted either alone ("Free Standing Rights") or in conjunction with all or part of any Option granted under the Plan ("Related Rights"). In the case of a Nonqualified Stock Option, Related Rights may be granted either at or after the time of the grant of such Option. In the case of an Incentive Stock Option, Related Rights may be granted only at the time of the grant of the Incentive Stock Option.

               A Related Right or applicable portion thereof granted with respect to any Option shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that, unless otherwise determined by the Committee, a Related Right granted with respect to less than the full number of shares covered by a related Option shall only be reduced if and to the extent that the number of shares covered by the exercise or termination of the related Option exceeds the number of shares not covered by the Right immediately prior to such termination or exercise.

               A Related Right may be exercised in accordance with paragraph (b) of this Section 9, by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Optionee shall be entitled to receive an amount determined in the manner prescribed in paragraph (b) of this Section 9. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been exercised.

               (b) Terms and Conditions. Rights shall be subject to such terms and conditions not inconsistent with the provisions of the Plan as shall be determined from time to time by the Committee, including the following:

                    (1) Related Rights shall be exercisable only at such time or times and to the extent that the Options to which the Related Rights relate shall be exercisable in accordance with the provisions of Sections 6, 7 and 8 and this Section 9 of the Plan.

                    (2) Upon the exercise of a Related Right, an Optionee shall be entitled to receive up to, but not more than, an amount in cash or shares of Common Stock equal in value to the excess of the Fair Market Value of one share of Common Stock over the Option Price per share specified in the related Option multiplied by the number of shares in respect of which the Related Right shall have been exercised, with the Committee having the right to determine the form of payment.

                    (3)  Unless otherwise determined by the
               Committee, Related Rights shall be transferable only when and to the extent (and subject to the same restrictions) that the underlying Option would be transferable under Section 8(g) of the Plan.

                    (4) Upon an exercise of a Related Right, the Option or part thereof to which the Related Right relates shall terminate but the number of shares available for issuance set forth in Section 5 of the Plan shall be reduced only by the number of shares actually issued upon the exercise of such Related Right.

                    (5) A Related Right granted in connection with an Incentive Stock Option may be exercised only if and when the market price of the Common Stock subject to the Incentive Stock Option exceeds the exercise price of such Option.

                    (6) Each Free Standing Right granted pursuant to the Plan shall be evidenced by a written award agreement ("Award Agreement") between the Company and the recipient. Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant thereof.

                    (7) The term of each Free Standing Right shall be fixed by the Committee.

                    (8)  Upon the exercise of a Free Standing
               Right, a recipient shall be entitled to receive up to, but not more than, an amount in cash or shares of Common Stock equal in value to the excess of the Fair Market Value of one share of Common Stock over the price per share specified in the Award Agreement multiplied by the number of shares in respect of which such Right is being exercised, with the Committee having the right to determine the form of payment.

                    (9)  Unless otherwise determined by the
               Committee, Free Standing Rights shall not be transferable otherwise than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the recipient, only by the recipient or by the guardian or legal representative of the recipient.

                    (10)  In the event of the termination of
               employment or service of a recipient of a Free Standing Right or the death, disability or retirement of such recipient of a Free Standing Right, such Free Standing Right shall be exercisable to the same extent that an Option would have been exercisable in accordance with the provisions of Sections 8(e) and (f), in the event of the termination of employment or service or the death,
               disability or retirement   of the Optionee.

          10.  AGREEMENT BY OPTIONEE REGARDING WITHHOLDING TAXES

               If the Committee shall so require as a condition of exercise, each Optionee shall agree that

                    (a)  no later than the date of exercise of
               any Option or Right granted hereunder, the Optionee will pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of such Option or Right; and

                    (b)  the Company shall have the right, to
               the extent permitted or required by law, to deduct from any payment of any kind otherwise due to the Optionee, federal, state and local taxes of any kind required by law to be withheld upon the exercise of such Option or Right.

          11.  TERM OF PLAN

               Options and Rights may be granted pursuant to the Plan from time to time within a period of ten (10) years from the date the Plan is adopted by the Board.

          12.  AMENDMENT AND TERMINATION OF THE PLAN

               The Board at any time and from time to time may suspend, terminate, modify or amend the Plan; provided, however, that, unless otherwise determined by the Board, an amendment that requires stockholder approval in order for the Plan to continue to comply with Section 162(m) of the Code or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. Except as provided in
          Section 8, no suspension, termination, modification or amendment of the Plan may adversely affect any Option or Right previously granted, unless the written consent of the Optionee is obtained.

          13.  EFFECTIVENESS; APPROVAL OF STOCKHOLDERS

               The Plan shall take effect upon its adoption by the Board or the Compensation Committee, but its effectiveness and the exercise of any Options or Rights shall be subject to the approval of the stockholders of the Company, which approval must occur within twelve (12) months after the date the Plan is adopted by the Board.

          14.  EFFECT OF HEADINGS

               The section and subsection headings contained herein are for convenience only and shall not affect the construction of the Plan.

          15.  COMPLIANCE WITH CERTAIN LAWS

               This Plan is intended to comply with the requirements of Section 162(m) of the Code and shall be interpreted accordingly.